UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2026

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BeyondSpring Inc.

(Exact name of registrant as specified in its charter)

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Cayman Islands	001-38024	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Campus Drive, West Side, 4th Floor, Suite 410

Florham Park, New Jersey 07932

(Address of Principal Executive Offices) (Zip Code)

+1 (646) 305-6387

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001 per share	BYSI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2026, BeyondSpring Inc. (the “Company”) announced certain leadership transitions:

(b)       Transition from Chief Executive Officer.

Dr. Lan Huang, the current Chief Executive Officer and Chair of the Board of Directors (the “Board”) of the Company, will transition from her role as Chief Executive Officer, effective July 1, 2026. Dr. Huang will continue to serve the Company in a focused capacity as the Chair of the Board.

In connection with this transition, all of Dr. Huang’s unvested equity and long-term incentive awards will be forfeited effective July 1, 2026.

(c)       Appointment of Chief Executive Officer and Chief Financial Officer.

Mr. Min Qiu, age 43, is appointed Chief Executive Officer of the Company, effective July 1, 2026. Mr. Qiu has been actively involved in the Company’s corporate development for the past five years in the position of Vice General Manager of Dalian Wanchunbulin Pharmaceutical Co., Ltd. (“Wanchunbulin”), a subsidiary of the Company, a role he has held since April 2026 and previously from August 2020 to August 2023. From September 2023 to March 2026, Mr. Qiu worked as an independent advisor specializing in capital markets and investment advisory. He previously served as Board Secretary of Guangyuyuan Chinese Herbal Medicine Co., Ltd. (SH: 600771) and as a healthcare analyst at China Merchants Securities, focused on the China-Japan pharmaceutical sector. He holds a Bachelor of Pharmacy and a Master of Engineering in Technology Management for Innovation from the University of Tokyo.

Ms. Na Li, age 49, is appointed Chief Financial Officer of the Company, effective July 1, 2026. Ms. Li has served as Chief Financial Officer of Wanchunbulin since November 2020. She holds an Accountant Certificate, a CFO Qualification Certificate, and a Shanghai Stock Exchange Board Secretary Qualification Certificate. She previously served as Board Secretary of a Main Board-listed Chinese pharmaceutical company on the Shanghai Stock Exchange and a Third Board-listed company on the Beijing Stock Exchange.

There are no family relationships between Mr. Qiu or Ms. Li and any director or executive officer of the Company that would be required to be disclosed pursuant to Item 401(d) of Regulation S-K or any other arrangements or understandings between Mr. Qiu or Ms. Li and any other person that would be required to be disclosed pursuant to Item 401(b) of Regulation S-K, and there are no transactions between Mr. Qiu or Ms. Li and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As of the date of this report, the Company has not finalized the employment agreements or compensatory arrangements for Mr. Qiu in connection with his appointment as Chief Executive Officer, or for Ms. Li in connection with her appointment as Chief Financial Officer. The Company will file an amendment to this Current Report on Form 8-K to disclose such compensatory arrangements within four business days after they are determined and finalized.

(d)       Appointment of Vice Chair of the Board.

Dr. Jiangwen Majeti, the current Chair of the Nominating and Corporate Governance Committee of the Board and a member of the Compensation Committee of the Board, is appointed Vice Chair of the Board, effective July 1, 2026.

In connection with this appointment, the Board approved a one-time grant to Dr. Majeti of share options to purchase 100,000 shares of the Company’s ordinary shares which will vest in four equal annual installments following the grant date. The share options will be granted pursuant to the terms and conditions of the Company’s 2017 Omnibus Incentive Plan and the standard form of option agreement.

Item 7.01. Regulation FD Disclosure.

On June 4, 2026, the Company issued a press release relating to the matters described above in Item 5.02. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 of Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

99.1	Press release, dated June 4, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BeyondSpring Inc.

Date: June 4, 2026	By:	/s/ Lan Huang
Lan Huang
Chairperson and Chief Executive Officer